[DESCRIPTION]  Consent of Independent Auditors

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34262) pertaining to the VWR Scientific Products Corporation Inve$tor Tax Savings Plan and in the related Prospectus of our report dated June 24, 1999, with respect to the financial statements and schedules of the VWR Scientific Products Corporation Inve$tor Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                           BY (SIGNATURE)


                           ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 24, 1999